Exhibit 10.11

RESTRICTED STOCK AGREEMENT

(Under the People’s Bank 1998 Long-Term Incentive Plan)

Granted to:

(“you or the “Participant”)

In accordance with the terms of the People’s Bank 1998 Long-Term Incentive Plan (the “Plan”), People’s Bank is pleased to grant you an award (the “Award”) of shares of the Bank’s Common Stock (the “shares”). The Shares granted to you under this Agreement are subject to the restrictions set forth in Section 3 hereof and to the other terms and conditions set forth in this Agreement and in the Plan.

You and the Bank agree that the Award is subject to the following terms and conditions:

1.    Definitions. All of the terms and provisions of the Plan are deemed incorporated into this Agreement by reference to the same purposes and effect as if the Plan were set forth in its entirety in this Agreement. All terms used in this Agreement and defined in the Plan shall, unless otherwise defined herein, have the same meanings as in the Plan. The term “Common Stock” refers to the Bank’s Common Stock, without par value, and includes any class or series of securities into which such capital stock may be changed, as contemplated by Section 12 of the Plan. The terms “person” and “security,” and any variations of such terms, shall have the broadest meanings assigned to them by the Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act or any rule or regulation of the FDIC promulgated to Section 12(i) of the Exchange Act.

2.    Grant Date. The Award is granted and made effective (the “Grant Date”). Each Share has a Fair Market Value of on the Grant Date.

3.    Restrictions on Shares. Subject to the provisions of the Plan, you may not sell, assign, transfer, pledge, hypothecate or otherwise dispose of or encumber the Shares prior to the vesting of such Shares in accordance with the schedule set forth below in Section 4. In addition, you shall not be permitted to sell or otherwise transfer Shares until the earlier of (a) the sixth anniversary of the Grant Date, or (b) to the extent Shares are then vested pursuant to the schedule set forth below in Section 4, upon your death, Disability, Retirement or any other termination of employment, or the occurrence of any other event or under such other circumstances as my be determined by the Committee in its discretion (the “Restriction Period”); provided, however, that on an annual basis beginning in 2008, the Committee will determine a percentage of the Shares that may be delivered to you free of any transfer restriction. The Bank will permit transfer of the Shares only in accordance with the terms of this Agreement. Any transfer of the Shares made in any manner contrary to this Agreement will be void and ineffective to constitute the transferee a shareholder of the Bank entitled to any rights, benefits or privileges as such.

4.    Vesting. One-half (50%) of the Shares will vest on the second anniversary of the Grant Date; one-quarter (25%) of the Shares will vest on the third anniversary of the Grant Date; and the remaining one-quarter (25%) of the Shares will vest on the fourth anniversary of the Grant Date. Vesting will occur only if you have continuously been an employee of the Bank from the Grant Date through the vesting date.

5.    Forfeiture. You will forfeit all unvested Shares upon the termination of your employment with the Bank for any reason (other than death, Disability or Retirement) during the applicable Restriction Period.

6.    Voting. You will have the right to vote the Shares from the Grant Date. Your right to vote the Shares will expire immediately upon forfeiture.

7.    Cash Dividends. Any cash dividends that may be paid with respect to the Shares will be accumulated in a non-interest bearing account held by the Bank for you. The Bank will pay you any such dividends as soon as practicable after the end of the applicable Restriction Period.

8.    Other Distributions. Any stock dividends that may be paid with respect to the Shares will be payable in the form of additional shares of Restricted Stock which will be subject to the terms, conditions and restrictions set forth in this Agreement. If any warrants or rights are issued with respect to the Shares and are exercised, the conditions and restrictions set forth in this Agreement. The restrictions on such stock dividends will lapse when the restrictions on the Shares lapse.

9.    Return of Certain Dividends and Distributions. You will be entitled to receive dividends and distributions made only with respect to vested Shares. If at any time you receive any dividend or other distribution with respect to unvested shares, you shall immediately endorse, transfer and deliver such dividend or other distribution to the Bank, without any retention or offset whatsoever.

10.    Absence of Share Certificates. The Shares will be registered in your name on Bank’s stock transfer records but will be issued in book-entry form and will not be represented by certificates.

11.    Delivery of Certificates. If the Bank issues certificates representing the Shares, the Bank may postpone the delivery of the certificates for the Shares for such time as it deems necessary or desirable to enable it to comply with the requirement of the Securities Act or the Exchange Act, any rules or regulations of the SEC promulgated thereunder, or the requirements of applicable state laws relating to the authorization, issuance or sale of securities generally.

12.    Adjustments in Shares. In the event of any changes in the Bank’s capital structure during the term of this Agreement, the provisions of Section 13 of the Plan shall apply.

13.    Corporate Law Status of Shares. The Shares granted pursuant to this Agreement constitute validly issued and outstanding capital stock of the Bank and are fully paid and nonassessable.

14.    Modification and Waiver. No modification or waiver of any of the provisions of this Agreement shall be binding upon either the Bank or you unless it is made in writing, signed by you and countersigned on behalf of the Bank by an executive officer thereof (other than you, if you should be or become an executive officer).

15.    Binding Effect. Except as provided in Section 3 hereof, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their heirs, personal representatives, successors and assigns.

16.    Resolution of Controversies. Any dispute or disagreement that may arise under, or in any way may relate to, the interpretation, construction or application of this Agreement shall be subject to determination by the Committee after appropriate notice to the affected parties and reasonable opportunity to be heard by the Committee. Any determination made by the Committee shall be final, binding and conclusive for all purposes.

17.    Notices. All notices, requests, demands, or other communications required, permitted or contemplated by this Agreement shall be deemed effectively served, delivered or otherwise made (a) upon receipt if manually delivered, or (b) upon the delivery date shown on the returned receipt (or if delivery is refused, on the date presented for delivery) if mailed by United States registered or certified mail, postage prepaid, return receipt requested, and if intended for the Bank, directed to the Committee’s attention at People’s Bank, 850 Main Street, Bridgeport, Connecticut 06604; or if intended for you, directed to you at the address set forth below immediately following your signature. Either party may, by notice delivered in accordance with this Section, notify the other party of a different address for all future notices, which will be effective upon delivery to the other party.

18.    Entire Agreement. This Agreement and the Plan contain all understandings between you and the Bank regarding the Shares. No other communications regarding the Shares are to be considered binding upon you and the Bank unless they are identified as amendments to this Agreement, are in writing and are signed by you and the Bank as provided in this Agreement.

IN WITNESS WHEREOF, the Bank has caused this Agreement to be executed on its behalf by its President and Chief Executive Officer, and the Participant ahs executed this Agreement, intending to be legally bound hereby, effect the date of

PEOPLE’S BANK
By:
John A. Klein
Its President and Chief Executive Officer

Your Signature

Your Mailing Address:

Your Social Security Number:
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Your Employee ID Number:

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